EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-123401 and 333-115033) of Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) of our report dated November 21, 2007, related to the consolidated financial statements of Dolphin Advanced Technologies Pty Limited as of and for the year ended June 30, 2006 appearing in this Amendment No. 2 to Current Report on Form 8-K/A of Elixir Gaming Technologies, Inc.

/s/ BDO Kendalls Audit & Assurance (VIC) Pty Ltd.

Melbourne, Australia

November 21, 2007